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                                                                   EXHIBIT 10.12




                               AMENDMENT TO LEASE


         THIS SECOND AMENDMENT TO LEASE (this "Amendment"), made and entered into as of the 15th day of October, 1996, by and between REGENCY HOLDINGS, INC., a Georgia corporation ("Landlord"), and Vaxcel, Inc., a Delaware corporation ("Tenant");


                                WITNESSETH THAT:


         WHEREAS, New England Mutual Life Insurance Company ("Original Landlord") and Tenant entered into that certain Lease dated November 23, 1993, as amended by that certain First Amendment dated January 23, 1996 (collectively, the "Lease") for certain premises in the building known as Suite 200 (the "Building"), consisting of approximately 6282 rentable square feet of office space located in Suite 200; and

         WHEREAS, Landlord is successor-in-interest to Original Landlord;

         WHEREAS, Landlord and Tenant desire to evidence the terms of such renewal and to amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Amendment;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

         1. The Premises of the Lease is hereby expanded to include 971 s.f. of warehouse space shown on Exhibit A as Suite 210. Rental commencement shall begin on the earlier of November 1 or occupancy.

         2. Base Rent for the expansion shall be $5.00/sf, increasing at 3% per year.


         3.       a.       As used in this Amendment, the term "Hazardous
                           Materials" shall mean and include any substance that
                           is or contains petroleum, asbestos, polychlorinated
                           biphenyls, lead, or any other substance, material or
                           waste which is now or is hereafter classified or
                           considered to be hazardous or toxic under any
                           federal, state or local law, rule, regulation or
                           ordinance relating to pollution or the protection or
                           regulation of human health, natural resources or the
                           environment (collectively "Environmental Laws") or
                           poses or
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                           threatens to pose a hazard to the health or safety of
                           persons on the Premises or any adjacent property.

                  b. Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant's business and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

                  c. If Tenant's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises or the property in which the Premises are located. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems reasonably necessary to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand.

                  d. Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of the Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

                  e. Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of the Lease or this Amendment free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.




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                  f.       Tenant agrees to indemnify and hold harmless Landlord
                           from and against any and all claims, losses
                           (including, without limitation, loss in value of the Premises or the property in which the Premises are located), liabilities and expenses (including reasonable attorney's fees) sustained by Landlord attributable to (i) any Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees or (ii) Tenant's breach of any provision of this Section 4.

                  g. The provisions of this Section 4 shall survive the expiration or earlier termination of the Lease.

         4. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Bullock Terrell & Mannelly Property Management, Inc. who represented Landlord in the negotiating or making of this Amendment, and Wm. Leonard & Co., who represented Tenant. Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys' fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers, specifically including Cushman & Wakefield, claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Amendment.

         5. Anything in the Lease or this Amendment to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not for the purpose of binding Landlord personally or the assets of Landlord but are made and intended to bind only the Landlord's interest in the Premises and the Building, as the same may, from time to time, be encumbered and no personal liability shall at any time be asserted or enforceable against Landlord or its stockholders, officers or partners or their respective heirs, legal representatives, successors and assigns on account of the Lease or this Amendment on account of any covenant, undertaking or agreement of Landlord in the Lease.

         6. In the event of any transfer(s) of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord after the date of such transfer, and Tenant agrees to attorn to the transferee.

         7. Tenant hereby affirms that as of the date hereof the Lease is in full force and effect, that the Lease has not been modified or amended (except as


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                  provided in this Amendment) and that all of Landlord's
                  obligations accrued to date have been performed. Tenant hereby ratifies the provisions of the Lease on behalf of itself and its successors and assigns and agrees to attorn and be bound to Landlord and its successors and assigns as to all of the terms, covenants and conditions of the Lease as amended hereby. Tenant further agrees to fulfill all of its obligations under the Lease as amended hereby to Landlord throughout the remainder of the term.

         8. Paragraph 11.2 of the Lease regarding the address of Landlord, shall be amended to provide that the address of Landlord is, and all notices to Landlord shall be sent to:

                       Notices to Landlord:

                       Regency Holdings, Inc.
                       c/o Bullock, Terrell & Mannelly Property Management, Inc. 400 Perimeter Center Terrace
                       Suite 145
                       Atlanta, GA 30350

                       Rent Checks to:

                       Regency Holdings, Inc.
                       c/o Bullock, Terrell & Mannelly Property Management, Inc. 400 Perimeter Center Terrace
                       Suite 145
                       Atlanta, GA 30350

         9. Tenant hereby agrees that there are, as of the date hereof, regardless of the giving of notice and the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease.

         10. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         ii. Lessor discloses to Lessee, and Lessee acknowledges, that Lessor is the owner of record of the Building and of the Leased Premises, and that Bullock, Terrell & Mannelly Property Management, Inc. is authorized to manage the Building and the Leased Premises, on behalf of the Lessor. The address of Lessor is: c/o Bullock, Terrell & Mannelly Property Management, Inc., 400 Perimeter Center Terrace, Suite 145, Atlanta, GA 30346.

         12. This space is leased "as is". Tenant may install access doors from its space, at its expense. This Amendment represents the entire agreement between


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                  the parties hereto. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Premises or the Building. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to this extension of the lease term.

         EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.


                                        LANDLORD:

                                        REGENCY HOLDINGS, INC.,
                                        a Georgia corporation by its agent
                                        Bulloch, Terrell & Mannelly Property
                                        Management, Inc.
                                        By:______________________

                                        Title:___________________


                                        TENANT:

                                        VAXCEL, INC.
                                        a Delaware corporation

                                        By:______________________

                                        Title:___________________




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                                   EXHIBIT 'A'

                                    [Diagram]




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